Exhibit 99.2

PEOPLE’S UNITED FINANCIAL, INC. 850 MAIN STREET BRIDGEPORT, CT 06604-4913

VOTE BY INTERNET

Before the Meeting – Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting – at www.virtualshareholdermeeting.com/PBCT2021SM

You may attend the Meeting via the Internet and vote during the Meeting. Please have the information printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	D47176-S21152	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PEOPLE’S UNITED FINANCIAL, INC.

The Board of Directors unanimously recommends you vote FOR proposals 1, 2 and 3:	For	Against	Abstain
1.

Adoption of the Agreement and Plan of Merger, dated as of February 21, 2021 (as it may be amended from time to time), by and among People’s United Financial, Inc. (“People’s United”), M&T Bank Corporation (“M&T”) and Bridge Merger Corp. (“Merger Sub”), pursuant to which Merger Sub will merge with and into People’s United and, as soon as reasonably practicable thereafter, People’s United will merge with and into M&T, with M&T as the surviving entity (the “People’s United merger proposal”).

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2.

Approval of, on an advisory (non-binding) basis, the merger-related compensation payments that will or may be paid to the named executive officers of People’s United in connection with the transactions contemplated by the merger agreement (the “People’s United compensation proposal”).

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3.

Approval of the adjournment of the People’s United special meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to approve the People’s United merger proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to People’s United shareholders (the “People’s United adjournment proposal”).

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NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

In light of the ongoing developments related to the COVID-19 pandemic and to support the health and safety of our shareholders, employees and community, the People’s United Special Meeting will be held in a virtual-only format conducted via live webcast. The People’s United Special Meeting will be held virtually at www.virtualshareholdermeeting.com/PBCT2021SM on May 25, 2021 at 11:00 a.m., Eastern Time. As always, we encourage you to vote these shares before the Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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D47177-S21152

PEOPLE’S UNITED FINANCIAL, INC.

Special Meeting of Shareholders

May 25, 2021 at 11:00 a.m. ET

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) George P. Carter, Janet M. Hansen, and Mark W. Richards, or any two of them as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Common Stock of PEOPLE’S UNITED FINANCIAL, INC. that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders (the “Special Meeting”) and any adjournment or postponement thereof. The Special Meeting will be held in a virtual-only format on May 25, 2021 at 11:00 a.m., Eastern Time at www.virtualshareholdermeeting.com/PBCT2021SM. You can vote and submit your questions during the Special Meeting via live webcast by visiting www.virtualshareholdermeeting.com/PBCT2021SM with your multi-digit Control Number provided in your proxy materials.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side